Exhibit 2.1

Execution Version

CERTAIN IDENTIFIED INFORMATION, MARKED WITH “[****]”, HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Agreement”) is made as of July 18, 2022, by and among Portage Biotech Inc., a company incorporated under the laws of the British Virgin Islands (the “Company”), SalvaRx Ltd., a private limited company incorporated under the laws of the British Virgin Islands and wholly-owned subsidiary of the Company (“SalvaRx”), and each of the shareholders of iOx Therapeutics Ltd., a private limited company incorporated under the laws of England (“iOx”), set forth on Schedule I attached hereto (collectively the “Sellers”). The Company, SalvaRx and each of the Sellers are referred to in this Agreement individually as a “Party” and collectively as the “Parties.”

WHEREAS, pursuant to the Company’s Memorandum and Articles of Association, the Company is authorized to issue an unlimited number of ordinary shares, no par value per share (the “Company Shares”), and 15,779,164 Company Shares are issued and outstanding;

WHEREAS, the Sellers collectively own approximately 21.68% of the equity interest in iOx represented by 10,820 ordinary shares of iOx (the “iOx Exchange Shares”);

WHEREAS, SalvaRx desires to acquire from the Sellers, and the Sellers desire to sell to SalvaRx all of the iOx Exchange Shares that the Sellers hold in exchange for Company Shares as provided in Section 2 herein, subject to the terms and conditions set forth in this Agreement, and in reliance upon an exemption from U.S. securities registration afforded by Section 4(a)(2) of the U.S. Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder;

WHEREAS, immediately following the Closing, as defined in Section 3.1 herein, iOx shall become a wholly-owned subsidiary of SalvaRx.

NOW, THEREFORE, in consideration of the foregoing recitals, and the mutual representations, warranties, and covenants hereinafter set forth, and for other good and valuable consideration, the adequacy and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound, agree as follows:

1.                   Definitions. When used in this Agreement, including schedules and exhibits attached hereto, the following terms shall have the respective meanings specified therefor below:

“10 Percent Holder” has the meaning set forth in Exhibit A.

“Affiliate” means, with respect to any Person, any entity controlling, controlled by or under common control with such Person, at the time that the determination of affiliation is made and for as long as such control exists. For purposes of this definition only, the term “control” (and correlative terms) shall mean the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person. The term “Affiliate” shall be deemed to include current and future “Affiliates.”

“Agreement” has the meaning set forth in the Preamble, including schedules and exhibits attached hereto.

“Beneficially Own” and words of similar import have the meaning assigned to such terms pursuant to Rule 13d-3 under the Exchange Act.

“Business Day” means a day other than a Saturday, Sunday or a day on which banking institutions in Westport, Connecticut or London, England are authorized or required by Law to be closed.

“Change of Control” means the occurrence in a single transaction, or as a result of a series of related transactions, of one or more of the following events after the Closing Date: (i) a merger, consolidation, reorganization or similar business combination transaction involving a Relevant Company in which the holders of all of the outstanding equity interests of a Relevant Company immediately prior to the consummation of such transaction do not directly own, beneficially or of record, immediately upon the consummation of such transaction or series of related transactions, outstanding equity interests that represent a majority of the combined outstanding voting securities of the surviving entity in such transaction or series of related transactions or a parent of the surviving entity in such transaction or series of related transactions; (ii) a transaction in which a majority of a Relevant Company’s voting securities are transferred to any Person, or any two more Persons acting as a group; or (iii) the consummation of the sale, license or other disposition of all or substantially all of the assets of a Relevant Company to any Person, or any two or more Persons acting as a group; provided, however, that a single transaction or a series of transactions in which only the Relevant Companies or their respective Affiliates are parties thereto shall not constitute a Change of Control.

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Company” has the meaning set forth in the Preamble.

“Company Closing Shares” has the meaning set forth in Section 2.

“Company Exchange Shares” means the Company Closing Shares and the Earnout Shares collectively.

“Company Indemnitees” has the meaning set forth in Section 10(b).

“Company SEC Reports” has the meaning set forth in Section 5.6(a).

“Company Shares” has the meaning set forth in the Recitals.

“Contract” means, with respect to any Person, any written or oral contracts, agreements, deeds, mortgages, indentures, bonds, loans, leases, subleases, licenses, sublicenses, statements of work, instruments, notes, commitments, commissions, undertakings, arrangements and understandings to which such Person is a party or by which any of its properties or assets are subject.

“Courts” has the meaning set forth in Section 11.1.

“Derivative Securities” means any securities or rights convertible into, or exercisable or exchangeable for or settled in (in each case, directly or indirectly), Company Shares, including preferred stock, options, warrants and restricted stock units.

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“Disposition” or “Dispose of” means (a) pledge, sale, contract to sell, sale of any option or Contract to purchase, purchase of any option or Contract to sell, grant of any option, right or warrant for the sale of, or other disposition of or transfer of any Company Shares, or any Derivative Securities, including, without limitation, any “short sale” or similar arrangement, or (b) swap, hedge, derivative instrument or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of Company Shares, whether any such swap or transaction is to be settled by delivery of securities, in cash or otherwise.

“Earnout Closing Date” has the meaning set forth in Section 4.1.

“Earnout Date” has the meaning set forth in Section 4.1.

“Earnout Milestone” means [****] either PORT-2 (IMM60 iNKT cell activator/agonist) or PORT-3 (PLGA-nanoparticle formulation of IMM60 combined with a NY-ESO-1 peptide vaccine).

“Earnout Shares” has the meaning set forth in Section 4.1.

“Enforceability Exceptions” has the meaning set forth in Section 5.2(b).

“Exchange” has the meaning set forth in Section 2.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Financial Statements” has the meaning set forth in Section 5.6(b).

“Governmental Authority” means any applicable governmental, intergovernmental or quasi-governmental authority of any nature (including any court, tribunal, arbitrator, agency, department, legislative body, commission or other instrumentality) of (a) any government of any country or territory, (b) any nation, state, commonwealth, province, territory, county, municipality, district, city or other political subdivision thereof or (c) any supranational body.

“Investment Agreement” means the investment agreement originally entered into by The Chancellor, Masters and Scholars of the University of Oxford, ISIS Innovation Limited, Ludwig Institute for Cancer Research Limited, SalvaRx Limited, iOx and Vincenzo Cerundolo and dated July 1, 2015, as varied and supplemented from time to time.

“Investor Questionnaire” has the meaning set forth in Section 3.2.

“iOx” has the meaning set forth in the Preamble.

“iOx Exchange Shares” has the meaning set forth in the Recitals.

“Law” or “Laws” means all laws, statutes, rules, regulations, orders, judgments, injunctions or ordinances of any Governmental Authority.

“Losses” has the meaning set forth in Exhibit A.

“Material Adverse Effect” means any change, event, circumstance, occurrence or development that, individually or in the aggregate, results in a material adverse effect on the business, operations, assets or condition (financial or otherwise) of the Company and its Subsidiaries, taken as a whole.

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“Order” means by any judgment, decree, injunction, writ, award, ruling, directive, or order of any Governmental Authority.

“Organizational Documents” means the Memorandum and Articles of Association of the Company, as amended and restated from time to time and as in effect as of the date hereof.

“Party” or “Parties” has the meaning set forth in the Preamble.

“Per Share Earnout Date Price” means the price per share of Earnout Shares equal to the 90-day volume-weighted average closing price of the Company Shares on The Nasdaq Stock Market LLC (or such other principal securities exchange the Company Shares are traded on) calculated as of the last business day prior to the achievement of the Earnout Milestone.

“Person” means any individual, partnership, limited partnership, limited liability partnership, corporation, limited company, limited liability company, business trust, joint stock company, trust, incorporated association, joint venture, unincorporated organization or association, Governmental Authority or other entity.

“Pro Rata Percentage” means, with respect to each Seller, the percentage set forth opposite from such Seller’s name on Schedule II attached hereto.

“Proceeding” means any demand, action, suit, claim, proceeding, complaint, grievance, charge, inquiry, hearing, arbitration or governmental investigation of any nature, public or private.

“Prospectus” means the prospectus (including any preliminary, final or summary prospectus) included in any Registration Statement, all amendments and supplements to such prospectus and all other material incorporated by reference in such prospectus.

“Register,” “Registered” and “Registration” means a registration effected by preparing and filing (a) a Registration Statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such Registration Statement, or (b) a Prospectus and/or Prospectus supplement in respect of an appropriate effective Registration Statement.

“Registration Statement” means a registration statement of the Company that covers the resale of any Company Exchange Shares pursuant to the provisions of Exhibit A filed with, or to be filed with, the SEC under the rules and regulations promulgated under the Securities Act, including the related Prospectus, amendments and supplements to each such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, financial information and all other material incorporated by reference or deemed to be incorporated by reference in such registration statement.

“Regulation D” means Regulation D as promulgated by the U.S. Securities and Exchange Commission under the Securities Act.

“Relevant Company” means each of the Company, SalvaRx and iOx.

“Required Approvals” has the meaning set forth in Section 5.4.

“Rule 144” means Rule 144 under the Securities Act.

“SalvaRx” has the meaning set forth in the Preamble.

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“SEC” has the meaning set forth in Section 5.1.

“Securities Act” has the meaning set forth in the Recitals.

“Seller” has the meaning set forth in the Preamble.

“Seller Indemnitees” has the meaning set forth in Section 10(a).

“Holder Violation” has the meaning set forth in Exhibit A.

“Share Encumbrances” means Taxes, liens, options, warrants, purchase rights, Contracts, commitments, equities, charges, claims, pledges, preemptive rights, rights of first refusal, voting trusts, voting agreements, proxies, shareholders or similar agreements, encumbrances or restrictions on transfer.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof; or (b) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

“Suspension” has the meaning set forth in Exhibit A.

“Taxes” shall mean all federal, state, local, and foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup withholding, value-added, and other taxes imposed by a Governmental Authority, together with all interest, penalties and additions to tax imposed with respect thereto.

“Third Party” means any Person other than the Company, the Sellers, or any Affiliates of the Parties.

“Transactions” means the Exchange, in accordance with the terms of this Agreement, and any other transactions contemplated by this Agreement.

“Underwriter” means, with respect to any Underwritten Offering, a securities dealer who purchases any Company Exchange Shares as a principal in connection with a distribution of such Company Exchange Shares.

“Underwritten Offering” means a public offering of securities Registered under the Securities Act in which an Underwriter participates in the distribution of such securities, including on a firm commitment basis for reoffer and resale to the public, including any such offering that is a “bought deal” or a block trade.

“Violation” has the meaning set forth in Exhibit A.

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2.                   Exchange. Subject to the terms and conditions of this Agreement, at the Closing, each Seller shall sell to SalvaRx, and SalvaRx shall acquire from each Seller, legal and beneficial ownership of the number of iOx Exchange Shares set forth opposite from such Seller’s name in Schedule I, free and clear of any Share Encumbrances, in exchange for the issuance in an aggregate of 1,070,000 Company Shares (the “Company Closing Shares”) to be allocated among the Sellers as set forth on Schedule I attached hereto (such exchange of the iOx Exchange Shares for the Company Closing Shares, the “Exchange”). Additionally, after the Closing, and as additional consideration for the sale of the iOx Exchange Shares to SalvaRx, the Sellers shall have the contingent right to receive the Earnout Shares from the Company, subject to and in accordance with the provisions set forth in Section 4.

3.                   Closing Date; Deliveries; iOx Board Approval; Waivers and Consents.

3.1               Closing Date. The closing of the Exchange (the “Closing”) shall take place remotely via the electronic exchange of documents and signature pages, immediately following the execution and delivery of this Agreement, or at such other time and date as the Parties may mutually agree in writing. The date the Closing occurs is hereinafter referred to as the “Closing Date.”

3.2               Deliveries. At the Closing: (a) each of the Sellers shall deliver or cause to be delivered to the Company (i) an instrument of transfer of the iOx Exchange Shares owned by such Seller duly executed by such Seller in favor of SalvaRx together with the share certificates representing the iOx Exchange Shares owned by such Seller or a duly executed indemnity, in a form agreed to by the Company, in relation to any lost share certificates; (ii) an irrevocable power of attorney in a form agreed to by the Company and executed by such Seller in favor of SalvaRx to enable SalvaRx to exercise all voting and other rights attached to the iOx Exchange Shares owned by such Seller pending registration of the transfers to SalvaRx; (iii) such other instruments as may be requested by the Company to vest full legal and beneficial ownership of the iOx Exchange Shares owned by such Seller in SalvaRx, free and clear of any Share Encumbrances; and (iv) a completed investor questionnaire, in the form attached hereto as Exhibit B (“Investor Questionnaire”), duly executed by such Seller; (b) the Sellers shall deliver or cause to be delivered to the Company a formal resignation letter of Jonathan Skipper as a director of iOx, in a form agreed to by the Company; (c) the Company shall, upon the Company’s receipt of the items in Section 3.2(a) and (b) above, issue by book-entry form to an account of each Seller the number of Company Closing Shares set forth opposite from such Seller’s name in Schedule I attached hereto; and (d) the Parties shall each deliver or cause to be delivered to the Company a copy of a waiver of rights, in the form attached hereto as Exhibit C, by and among iOx and each shareholder of iOx, duly executed by iOx and each shareholder of iOx, pursuant to which each shareholder of iOx waives certain rights that each such shareholder has under the articles of association of iOx and the Investment Agreement.

3.3               iOx Board Approval. The Company, SalvaRx and the Sellers hereby affirm that, prior to the execution of this Agreement, the Board of Directors of iOx, by way of written resolutions, has approved for registration the transfers of the iOx Exchange Shares to SalvaRx (subject only to the transfers being duly stamped by Her Majesty's Revenue and Customs at the cost of the Company or its Subsidiaries).

4.                   Earnout Shares.

4.1               Issuance of Earnout Shares. The Sellers shall have the contingent right to receive the number of Company Shares having an aggregate value equal to USD $25,000,000 calculated at the Per Share Earnout Date Price (the “Earnout Shares”), with each of the Sellers receiving such Seller’s Pro Rata Percentage of the Earnout Shares as set forth opposite from such Seller’s Name on Schedule II attached hereto under the heading “Pro Rata Percentage of Earnout Shares”. Any fractional shares to which any Seller would otherwise be entitled based on such Seller’s Pro Rata Percentage of the Earnout Shares, shall be rounded down to the nearest whole share. If, and only if, on or prior to the date which is forty (40) months after the Closing Date (the “Earnout Date”), the Earnout Milestone is achieved, then (a) the Company shall notify the Sellers promptly after the achievement of the Earnout Milestone, and in any event not later than five (5) Business Days following the achievement of the Earnout Milestone, and (b) the Company shall issue and deliver the Earnout Shares in book-entry form to an account of each Seller, allocated among the Sellers as described in the first sentence of this Section 4.1, within thirty (30) days after the achievement of the Earnout Milestone (such date, the “Earnout Closing Date”). In the event that the Earnout Milestone is not achieved on or prior to the Earnout Date, the Sellers shall not be entitled to receive the Earnout Shares. Notwithstanding anything herein to the contrary, the Company shall have the option, in its sole and absolute discretion, to pay the Sellers up to USD $25,000,000 in cash, in lieu of the equivalent number of Earnout Shares, to be allocated among the Sellers as described in the first sentence of this Section 4.1.

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4.2               Change of Control. In the event that after the Closing Date and prior to the earlier of (a) achievement of the Earnout Milestone and (b) the Earnout Date, there is a Change of Control of the Company and, if and only if the Earnout Milestone is achieved prior to the Earnout Date, the Sellers will be paid in cash, in lieu of the equivalent number of Earnout Shares, as set forth in Section 4.1. For avoidance of doubt, in the event that after the Closing Date and prior to the earlier of (a) achievement of the Earnout Milestone and (b) the Earnout Date, there is a Change of Control of SalvaRx or iOx and, if and only if the Earnout Milestone is achieved prior to the Earnout Date, the Company will remain obligated to notify the Sellers of achievement of the Earnout Milestone as described in Section 4.1.

4.3               Conduct of Business. Following the Closing, the Company and its Subsidiaries, including iOx, shall be entitled to operate their businesses based upon the business requirements of the Company and its Subsidiaries. Nothing in this Agreement shall have the effect of requiring the Company and/or its Subsidiaries to achieve the Earnout Milestone, and the Sellers shall not have any right to claim the loss of all or any portion of any Earnout Shares or other damages solely as a result of the Company and its Subsidiaries failing to achieve the Earnout Milestone.

5.                   Representations and Warranties of the Company. The Company hereby represents and warrants to the Sellers that the following representations and warranties are true and complete as of the date hereof, except as otherwise indicated:

5.1               Organization. The Company is a company duly organized, validly existing and in good standing under the laws of the British Virgin Islands. The Company has all requisite corporate power and authority to enter into this Agreement, to issue the Company Exchange Shares and to perform its obligations under, and to carry out, the Transactions. The Company is not in violation of, in conflict with, or in default under its Organizational Documents in any material respect. True and correct copies of the Organizational Documents, as in effect on the date hereof, are available for public access via the U.S. Securities and Exchange Commission’s (“SEC”) EDGAR system.

5.2               Authorization; Enforceability.

(a)                All requisite corporate action on the part of the Company required by applicable Law for the authorization, execution and delivery by the Company of this Agreement and the performance of all obligations of the Company hereunder, including the authorization, issuance and delivery of the Company Exchange Shares in consideration for the transfer of the iOx Exchange Shares to SalvaRx (and for the avoidance of doubt, free of any requirement for any additional payment to be made on Closing or at any other time in respect of the Company Exchange Shares by the Sellers), has been taken.

(b)                This Agreement has been duly executed and delivered by the Company, and upon the due execution and delivery of this Agreement by the Sellers, will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms hereto, except as limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other Laws of general application relating to or affecting enforcement of creditors’ rights generally; and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies (the exceptions set forth in clauses (i) and (ii), the “Enforceability Exceptions”).

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(c)                On or prior to the date hereof, the Board of Directors of the Company has duly adopted resolutions authorizing and approving this Agreement and the Transactions, and such resolutions are in full force and effect as of the date hereof.

5.3               No Conflicts. Except as set forth in a written notice provided by the Company to the Sellers prior to the execution of this Agreement and referencing this Section 5.3, the execution, delivery and performance of this Agreement, and compliance with the provisions hereof, and the issuance of the Company Exchange Shares by the Company do not and shall not: (a) subject to receipt of the Required Approvals, violate any provision of applicable Law or any Order to which the Company is subject; (b) result in any Share Encumbrance upon any of the Company Exchange Shares, other than restrictions on resale pursuant to securities Laws or as set forth in this Agreement; (c) result in a default, modification, acceleration of payment or termination under, give any Person a right of termination or cancellation under, result in the loss of a benefit or imposition of any obligation under, any material Contract; or (d) violate or conflict with any of the provisions of the Organizational Documents, except, in each case, as would not, individually or in the aggregate, constitute a Material Adverse Effect.

5.4               No Approval. No consent, approval, authorization or other order of, or filing with, or notice to, any Governmental Authority is required to be obtained or made by the Company or any of its Subsidiaries in connection with the authorization, execution and delivery by the Company of this Agreement or with the authorization, issuance and sale by the Company of the Company Exchange Shares, or the consummation of the Transactions, except: (a) such filings as may be required to be made with the SEC and with any state “blue sky” or securities regulatory authority, which filings shall be made in a timely manner in accordance with all applicable Laws; (b) such filings as may be required to be made with The Nasdaq Stock Market LLC; and (c) those that have been made or obtained prior to the date hereof (the items referred to in clauses (a) through (c), collectively, the “Required Approvals”).

5.5               Valid Issuance of Company Exchange Shares. When issued, sold and delivered in accordance with the terms hereof, the Company Exchange Shares will be duly authorized, validly issued, fully paid and nonassessable, free and clear of any Share Encumbrances, other than as arising pursuant to this Agreement, including Section 6.9 hereof, as a result of any action by the Sellers or under federal, state or provincial securities Laws. Assuming the accuracy of the representations and warranties of the Sellers in this Agreement and subject to the Required Approvals, the Company Exchange Shares will be issued in compliance with all applicable federal, state and provincial securities Laws. As of the date hereof, 15,779,164 Company Shares are outstanding. In addition, as of the date hereof, 1,613,140 Company Shares are subject to issuance upon the full conversion, exercise and/or settlement, as applicable, of all Derivative Securities currently outstanding. All outstanding Derivative Securities are described in the Company SEC Reports or have been issued pursuant to a plan, agreement or arrangement described in the Company SEC Reports.

5.6               Company SEC Reports.

(a)                The Company has timely filed or furnished, as applicable, all reports, schedules, forms, statements and other documents required to be filed or furnished by the Company with the SEC since April 1, 2021 through the date hereof, pursuant to the reporting requirements of the Exchange Act (all of the foregoing filed or furnished, as applicable, prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, collectively, the “Company SEC Reports”), each of which complied at the time of filing or furnishing, as applicable, in all material respects with all applicable requirements of the Securities Act and the Exchange Act, as applicable, in each case as in effect on the dates such forms, reports and documents were filed or furnished. As of its respective date, and if amended, as of the date of the last such amendment, no Company SEC Report, when filed or furnished, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. All exhibits that are required to be included as part of or specifically identified in the Company SEC Reports, are so included or specifically identified. True and complete copies of the Company SEC Reports are available for public access via the SEC’s EDGAR system.

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(b)                As of their respective dates, the consolidated financial statements included or incorporated in the most recent Company SEC Reports (the “Financial Statements”), and the related notes, complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Financial Statements and the related notes have been prepared in accordance with the International Financial Reporting Standards as issued by the International Accounting Standards Board and interpretations of the International Financial Reporting Interpretations Committee, consistently applied, during the periods involved (except as may be otherwise indicated in the Financial Statements or the notes thereto) and fairly present in all material respects the consolidated financial position and the results of the operations of the Company and its Subsidiaries, retained earnings (loss), and cash flows, as the case may be, for the periods then ended (subject, in the case of unaudited statements, to normal and recurring year-end audit adjustments).

6.                   Representations and Warranties of the Sellers. Each of the Sellers severally hereby represents and warrants to the Company that the following representations and warranties are true and complete as of the date hereof:

6.1               Organization. Such Seller, to the extent applicable, is duly organized, validly existing and in good standing under the Laws of the jurisdiction of such Seller’s incorporation or organization. Such Seller has all requisite power and authority to enter into this Agreement, to perform its obligations under this Agreement and to carry out the Transactions.

6.2               Authorization; Enforceability.

(a)                All requisite corporate action by such Seller, to the extent applicable, required by applicable Law for the authorization, execution and delivery by such Seller of this Agreement, the performance of all of such Seller’s obligations hereunder, and all other acts necessary and appropriate for the consummation of the Transactions, has been taken. The execution, delivery and performance of this Agreement by such Seller and the consummation of the Transactions contemplated hereby have been duly and validly authorized by all requisite action of such Seller.

(b)                This Agreement has been duly executed and delivered by such Seller, and upon the due execution and delivery thereof by the Company, will constitute valid and legally binding obligations of such Seller, enforceable against such Seller in accordance with the terms hereto, except as limited by the Enforceability Exceptions.

6.3               Title to iOx Exchange Shares. Such Seller owns the legal and beneficial title to the iOx Exchange Shares set forth opposite from such Seller’s name on Schedule I attached hereto, all free and clear of all Share Encumbrances. Such Seller has the unrestricted power and authority to transfer such iOx Exchange Shares to the Company as contemplated pursuant to the terms of this Agreement.

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6.4               No Conflicts. The execution, delivery and performance of this Agreement, and compliance with the provisions hereof, by such Seller do not and shall not: (a) violate any provision of Law or any Order applicable to such Seller; or (b) violate or conflict with any of the provisions of such Seller’s organizational documents, to the extent applicable (including any articles or memoranda of organization or association, charter, by-laws or similar documents).

6.5               Litigation. There are no Proceedings pending, or to such Seller’s knowledge, threatened, against such Seller nor is such Seller subject to any Order, in each case that would seek to prevent, delay or burden any of the Transactions.

6.6               No Approval. No consent, approval, authorization or other order of, or filing with, or notice to, any Governmental Authority is required to be obtained or made by such Seller in connection with the authorization, execution and delivery by such Seller of this Agreement or with the subscription for and purchase of such Seller’s Company Exchange Shares.

6.7               Acquisition Entirely for Own Account. Such Seller’s Company Exchange Shares shall be acquired for investment purposes for such Seller’s own account as principal, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and such Seller has no present intention of selling, granting any participation or otherwise distributing such Seller’s Company Exchange Shares. Such Seller does not have any Contract, undertaking or arrangement with any Person to sell, transfer or grant participation to a Person any of such Seller’s Company Exchange Shares.

6.8               Investment Experience and Accredited Investor Status. Such Seller is an “accredited investor” (as defined in Regulation D). Such Seller has conducted such Seller’s own due diligence on the Company to such Seller’s satisfaction and has such knowledge and experience in financial or business matters that such Seller is capable of evaluating the merits and risks of the investment in the Company Exchange Shares to be purchased hereunder. Such Seller and such Seller’s advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of such Seller’s Company Exchange Shares that have been requested by such Seller. Such Seller and such Seller’s advisors, if any, have been afforded the opportunity to ask questions of the Company. Such Seller understands that such Seller’s investment in such Seller’s Company Exchange Shares involves a high degree of risk. Such Seller has sought such accounting, legal and tax advice as such Seller has considered necessary to make an informed investment decision with respect to such Seller’s acquisition of such Seller’s Company Exchange Shares.

6.9               Restricted Securities. Such Seller understands that such Seller’s Company Exchange Shares, when issued, will be “restricted securities” under the U.S. federal securities Laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such Laws such Seller’s Company Exchange Shares may be resold without registration under the Securities Act only in certain limited circumstances. Such Seller represents that such Seller is familiar with Rule 144, including the requisite holding periods thereunder.

6.10           Legends. In addition to any other legend required by Law, the book-entry or certificated form of such Seller’s Company Exchange Shares shall bear any legend required by the “blue sky” laws of any state or applicable securities Laws and restrictive legends in substantially the following form:

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THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO SUCH SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

6.11           Acquiring Person. As of the date hereof and immediately prior to the Closing, neither such Seller nor any of such Seller’s controlled Affiliates (excluding directors and officers of such Seller who may hold securities of the Company for their personal account), if any, Beneficially Owns, or will Beneficially Own, any securities of the Company.

6.12           No General Solicitation. Such Seller is not acquiring such Seller’s Company Exchange Shares as a result of (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television, radio or the Internet, in each case, relating to the Company; or (b) any seminar or meeting whose attendees, including such Seller, have been invited by any general solicitation or general advertising related to the Company.

6.13           Residence. Each of the Sellers has a head office or is otherwise subject to the laws of, the jurisdiction of such Seller’s address set out in Schedule I attached hereto, and such address is the place of business of such Seller at which such Seller received and accepted the offer to acquire such Seller’s Company Exchange Shares and was not created or used solely for the purpose of acquiring such Seller’s Company Exchange Shares.

6.14           Foreign Investor. If such Seller is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), such Seller hereby represents that such Seller has satisfied itself as to the full observance of the Laws of such Seller’s jurisdiction in connection with any invitation to subscribe for such Seller’s Company Exchange Shares or any use of this Agreement, including (a) the legal requirements within its jurisdiction for the subscription and purchase of such Seller’s Company Exchange Shares; (b) any foreign exchange restrictions applicable to such subscription and purchase; (c) any governmental or other consents that may need to be obtained; and (d) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of such Seller’s Company Exchange Shares. Such Seller’s subscription and payment for and continued beneficial ownership of such Seller’s Company Exchange Shares will not violate any applicable securities Laws or other Laws such the Seller’s jurisdiction.

7.                   Covenants.

7.1               Reasonable Best Efforts. Subject to the terms and conditions set forth in this Agreement, each Party shall use its reasonable best efforts to do or cause to be done all things necessary or appropriate to confirm and carry out and effectuate fully the intent and purpose of this Agreement.

7.2               Registration Rights. The Company hereby agrees to grant the Sellers the registration rights set forth on Exhibit A attached hereto, which is incorporated in and made a part of this Agreement as if set forth in full herein.

7.3               Facilitation of Sales Pursuant to Rule 144. In the absence of an effective registration statement for the Company Exchange Shares under the Securities Act (including pursuant to the registration rights set forth on Exhibit A attached hereto), the Company Exchange Shares may not be sold, offered for sale or otherwise transferred other than pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws or “blue sky” laws as evidenced by a legal opinion of counsel reasonably satisfactory to the Company and its transfer agent. For as long as any Seller Beneficially Owns any Company Exchange Shares, (a) to the extent it shall be required to do so under the Exchange Act, the Company shall use reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144), and (b) the Company shall use reasonable efforts to take such further necessary action as any such Seller may reasonably request in connection with the removal of any restrictive legend on the Company Exchange Shares being sold, including paying reasonably legal fees to obtain a legal opinion in such form as is reasonably acceptable in furtherance of the removal of any such restrictive legends, all to the extent required from time to time to enable such Seller to sell the Company Exchange Shares without registration under the Securities Act within the limitations of the exemption provided by Rule 144.

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8.                   Survival. The representations and warranties contained in this Agreement shall survive the Closing of the Transactions until the date that is the later of (a) one year following the date hereof and (b) the Earnout Closing Date. The covenants and agreements contained in this Agreement shall survive the Closing of the Transactions.

9.                   Confidentiality.

9.1               Terms of this Agreement. Each Party agrees not to disclose this Agreement or any terms hereof without obtaining the prior written consent of the other Parties; provided, that each Party may disclose this Agreement or any terms hereof in accordance with the provisions of Section 9.2.

9.2               Securities Filings; Disclosure under Applicable Law. Each Party consents, acknowledges and agrees that the other Parties may submit this Agreement to, or publicly file this Agreement or any of the information provided in connection with this Agreement, the securities regulatory authorities or to other Persons as may be required by applicable Law.

10.               Indemnification. From and after the Closing:

(a)                the Company shall indemnify, pay and hold each Seller and the officers, directors, employees, agents and Affiliates of such Seller that is an entity (the “Seller Indemnitees”) harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel for such Seller Indemnitees in connection with any Proceeding, actually incurred by such Seller Indemnitees as a result of, relating to, arising from or in connection with the misrepresentation, violation or breach of any representation, warranty or covenant of the Company under this Agreement, except to the extent, and only to the extent, caused by the Seller Indemnitee’s gross negligence or willful misconduct. Absent fraud or willful misconduct, this Section 10(a) shall be the Seller Indemnitees’ sole remedy in the event of any breach of any representation, warranty or covenant of the Company under this Agreement; and

(b)                each Seller, severally and not jointly, shall indemnify, pay and hold the Company and the Company’s officers, directors, employees, agents and Affiliates (“Company Indemnitees”) harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever, including the reasonable fees and disbursements of counsel for such Company Indemnitees in connection with any Proceeding, actually incurred by the Company Indemnitees as a result of, relating to, arising from or in connection with the misrepresentation, violation or breach of any representation, warranty or covenant of such Seller under this Agreement, except to the extent, and only to the extent, caused by the Company Indemnitee’s gross negligence or willful misconduct. Absent fraud or willful misconduct, this Section 10(b) shall be the Company Indemnitees’ sole remedy in the event of any breach of any representation or warranty of an Seller under this Agreement.

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11.               Miscellaneous.

11.1           Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York, without regard to its conflicts of laws rules. Each Party (a) irrevocably submits to the exclusive jurisdiction in the state court sitting in New York (collectively, the “Courts”), for purposes of any action, suit or other Proceeding arising out of this Agreement; and (b) agrees not to raise any objection at any time to the laying or maintaining of the venue of any such action, suit or Proceeding in any of the Courts, irrevocably waives any claim that such action, suit or other Proceeding has been brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such action, suit or other Proceeding, that such Court does not have any jurisdiction over such Party. Any Party may serve any process required by such Courts by way of notice under this Agreement.

11.2           No Waiver, Modifications. It is agreed that no waiver by a Party hereto of any breach or default of any of the covenants or agreements set forth herein shall be deemed a waiver as to any subsequent or similar breach or default. The failure of any Party to insist on the performance of any obligation hereunder shall not be deemed a waiver of any such obligation. No amendment, modification, waiver, release or discharge to this Agreement shall be binding upon the parties unless in writing and duly executed by authorized representatives of all Parties.

11.3           Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing, shall be sent to the addresses specified in this Section 11.3 and shall be: (a) delivered personally; (b) sent by registered or certified mail, return receipt requested, postage prepaid; (c) sent via a reputable nationwide overnight courier service; or (d) sent by email or other electronic transmission. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, three (3) Business Days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one (1) Business Day after it is sent via a reputable nationwide overnight courier service, or when transmitted with confirmation of receipt, if transmitted by email or other electronic transmission (if such transmission is on a Business Day; otherwise, on the next Business Day following such transmission).

Notices to the Company or SalvaRx shall be addressed to:

Portage Biotech Inc.

c/o Portage Development Services Inc.

61 Wilton Road

Westport, CT 06880
Attention: Dr. Ian B. Walters, Chief Executive Officer
Email: ian@portagebiotech.com

with a copy (which shall not constitute notice) to:

Hogan Lovells US LLP

1735 Market Street, Floor 23

Philadelphia, PA 19103

Attention: Steven J. Abrams, Esq.

Telephone: (267) 675-4671

Email:  steve.abrams@hoganlovells.com

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Notices to the Sellers shall be addressed to:

The address set forth on Schedule I attached hereto.

Any Party may change its address by giving notice to the other Parties in the manner provided above.

11.4           Brokers. The Company, SalvaRx and the Sellers each (a) represent and warrant to the other Parties hereto that it has not retained a finder or broker in connection with the Transactions, and (b) will indemnify and save the other Party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders’ fees or commissions, or consulting fees in connection with the Transactions asserted by any Person on the basis of any statement or representation alleged to have been made by such indemnifying party.

11.5           Entire Agreement. This Agreement contains the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior and contemporaneous arrangements or understandings, whether written or oral, with respect hereto.

11.6           Headings; Nouns and Pronouns; References; Including. Section and Subsection headings in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of names and pronouns shall include the plural and vice-versa. All references in this Agreement to “Sections,” “Subsections,” “Schedules” or “Exhibits” shall be deemed to refer to Sections, Subsections, Schedules or Exhibits of this Agreement unless otherwise expressly stated. As used in this Agreement, the words “include” and “including” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

11.7           Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, (a) such provision shall be fully severable; (b) this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; (c) the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom; and (d) in lieu of such illegal, invalid or unenforceable provision, the parties shall negotiate in good faith a substitute legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as possible and as reasonably acceptable to the Parties.

11.8           Assignment. Neither this Agreement nor any of the rights or obligations hereunder may be assigned by any of the Sellers without the prior written consent of Company, or by the Company or SalvaRx without the prior written consent of each Seller; provided, however, the Company and SalvaRx may assign their rights or obligations hereunder to one or more of their respective Affiliates.

11.9           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

11.10        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but which together shall constitute one and the same instrument. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such executed signature page shall create a valid and binding obligation of the Party executing it (or on whose behalf such signature page is executed) with the same force and effect as if such executed signature page were an original thereof.

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11.11        Third Party Beneficiaries. None of the provisions of this Agreement shall be for the benefit of or enforceable by any Third Party, including any creditor of any Party. No Third Party shall obtain any right under any provision of this Agreement or shall by reason of any such provision make any claim in respect of any debt, liability or obligation (or otherwise) against any Party.

11.12        No Strict Construction. This Agreement has been prepared jointly and will not be construed against any Party. No presumption as to construction of this Agreement shall apply against any Party with respect to any ambiguity in the wording of any provision(s) of this Agreement irrespective of which Party may be deemed to have authored the ambiguous provision(s).

11.13        Remedies. The rights, powers and remedies of the Parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such Parties may have under any other Contract or Law. No single or partial assertion or exercise of any right, power or remedy of a Party hereunder shall preclude any other or further assertion or exercise thereof. The Parties hereby acknowledge and agree that the rights of the Parties hereunder are special, unique and of extraordinary character, and that if any Party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, such refusal or failure would result in irreparable injury to the Company or the Sellers as the case may be, the exact amount of which would be difficult to ascertain or estimate and the remedies at law for which would not be reasonable or adequate compensation. Accordingly, if any Party refuses or otherwise fails to act, or to cause its Affiliates to act, in accordance with the provisions of this Agreement, then, in addition to any other remedy which may be available to any damaged Party at law or in equity, such damaged Party will be entitled to seek specific performance and injunctive relief, without posting bond or other security, and without the necessity of proving actual or threatened damages, which remedy such damaged Party will be entitled to seek in any court of competent jurisdiction.

11.14        Expenses. Each Party shall pay its own fees and expenses in connection with the preparation, negotiation, execution, delivery and performance of this Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first above written.

COMPANY:

Portage Biotech Inc.

By:	/s/ Dr. Ian B. Walters
	Name:	Dr. Ian B. Walters
	Title:	Chief Executive Officer

SALVARX:

SalvaRx Ltd.

By:	/s/ Dr. Ian B. Walters
	Name:	Dr. Ian B. Walters
	Title:	Chief Executive Officer

[Signatures Continue on Next Page]

[Signature Page to Share Exchange Agreement]

SELLERS:

/s/ Lucia Cerundolo
Lucia Cerundolo

Signed for and on behalf of Ludwig Institute for Cancer Research

By:	/s/ Edward A. McDermott
	Name:	Edward A. McDermott
	Title:	President & CEO

By:	/s/ Jonathan Skipper
	Name:	Jonathan Skipper
	Title:	Executive Vice-President

Signed for and on behalf of Oxford Science Enterprises Plc

By:	/s/ Jim Wilkinson
	Name:	Jim Wilkinson
	Title:	Director

Signed for and on behalf of The Chancellor, Masters and Scholars of the University of Oxford

By:	/s/ Adam Workman
	Name:	Adam Workman
	Title:	Head of Investments and New Ventures

[Signature Page to Share Exchange Agreement]

Schedule I

Sellers

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Schedule II

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Exhibit A

Registration Rights

1.                   Resale Registration.

1.1               Registration. If, and only if, any one or more Sellers becomes a beneficial owner (as such term is defined in Rule 16a-1 under the Exchange Act) of more than 10 percent of Company Shares as a result of such Seller’s ownership of Company Closing Shares and Earnout Shares (each such Seller shall hereinafter be referred to as a “10 Percent Holder”), then, no later than thirty (30) days following the Earnout Closing Date, the Company shall file a Registration Statement registering for resale the Company Exchange Shares held by such 10 Percent Holders under the Securities Act. The Company shall use its commercially reasonable efforts to cause such Registration Statement to become effective under the Securities Act within ninety (90) days following the Earnout Closing Date. Until such time as all Company Exchange Shares held by any 10 Percent Holders have been sold by such 10 Percent Holders, the Company shall use commercially reasonable efforts to keep current and effective such Registration Statement and file such supplements or amendments to such Registration Statement as may be necessary or appropriate in order to keep such Registration Statement continuously effective and useable for the resale of such Company Exchange Shares held by such 10 Percent Holders under the Securities Act.

1.2               Suspension. If the filing, initial effectiveness or continued use of a Registration Statement at any time would require the Company to make a public disclosure of material non-public information that the Company has a bona fide business purpose for not disclosing publicly at such time, the Company may, upon giving prompt written notice of such action to the 10 Percent Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement (a “Suspension”); provided, however, that the Company shall not be permitted to exercise a Suspension more than once per Registration Statement during any twelve (12) month period for a period not to exceed forty-five (45) days. In the case of a Suspension, the 10 Percent Holders shall suspend use of the applicable Prospectus in connection with any sale or offer to sell the Company Exchange Shares upon receipt of the notice referred to above. The Company shall promptly notify the 10 Percent Holders in writing upon the termination of any Suspension, amend or supplement the Prospectus, if necessary, so it does not contain any untrue statement of a material fact or omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading and furnish to the 10 Percent Holders such numbers of copies of the Prospectus as so amended or supplemented as the 10 Percent Holders may reasonably request. The Company shall, if necessary, supplement or amend such Registration Statement, if required by law or as may reasonably be requested by any of the 10 Percent Holders.

2.                   Information. The Company may require, and the 10 Percent Holders shall furnish to the Company, such information regarding the distribution of the Company Exchange Shares and such other information relating to the 10 Percent Holders and the 10 Percent Holders’ ownership of Company Exchange Shares as the Company may from time to time reasonably request in writing to the extent that such information is required to be included in any Registration Statement.

3.                   Expenses. Subject to Section 11.14 of the Agreement, all expenses incident to the Company’s performance of or compliance with this Exhibit A shall be paid by the Company, including (a) all registration and filing fees, and any other fees and expenses associated with filings required to be made with the SEC or Financial Industry Regulatory Authority; (b) all fees and expenses in connection with compliance with any securities or “blue sky” laws; (c) all printing, duplicating, word processing, messenger, telephone, facsimile and delivery expenses (including expenses of printing certificates for the Company Exchange Shares in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses); (d) all fees and disbursements of counsel for the Company and of all independent certified public accountants or independent auditors of the Company and any of its Subsidiaries (including the expenses of any special audit and comfort letters required by or incident to such performance); (e) Securities Act liability insurance or similar insurance if the Company so desires; (f) all fees and expenses incurred in connection with the listing of the Company Exchange Shares held by any 10 Percent Holder on any securities exchange or quotation of the Company Exchange Shares held by any 10 Percent Holder on any inter-dealer quotation system; (g) all fees and expenses of any special experts or other Persons retained by the Company in connection with any registration; and (h) all of the Company’s internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties). For the avoidance of doubt, the Company shall not be required to pay any underwriting discounts and commissions, brokerage or other similar fees or expenses, and transfer Taxes, if any, attributable to the sale of the Company Exchange Shares held by any 10 Percent Holder.

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4.                   Notice. The Company shall notify the 10 Percent Holders promptly upon (a) any request by the SEC or any other federal or state Governmental Authority for amendments or supplements to a Registration Statement or for additional information that pertains to the 10 Percent Holders as selling shareholders; (b) the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or any order by the SEC or any other regulatory authority preventing or suspending the use of any Prospectus or the initiation or threatening of any Proceedings for such purposes; (c) receipt by the Company of any notification with respect to the suspension of the qualification of the Company Exchange Shares held by the 10 Percent Holders for offering or sale in any jurisdiction or the initiation or threatening of any Proceeding for such purpose; or (d) the Company becoming aware that a Registration Statement or any related Prospectus contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein (in the case of such Prospectus, in light of the circumstances under which they were made) not misleading.

5.                   Indemnification.

5.1               To the extent permitted by Law, the Company shall indemnify and hold harmless the 10 Percent Holders, its officers, directors, agents, partners, members, shareholders and employees, as applicable, and each Person who controls any of the 10 Percent Holders (within the meaning of the Securities Act or the Exchange Act), and the officers, directors, agents, partners, members, shareholders and employees of each such controlling Person, from and against any and all losses, claims, liabilities, damages, deficiencies, assessments, fines, judgments, fees, costs (including reasonable costs of preparation and reasonable attorneys’ fees) and expenses (collectively “Losses”) (joint or several), as incurred, to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses (or actions in respect thereof) arise out of, relate to, or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (a) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or incorporated by reference therein, including any Prospectus contained therein or any amendments or supplements thereto; (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (c) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities Law, or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities Law in connection with a Registration Statement; and the Company shall reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Loss or action if it is judicially determined that there was such a Violation; provided however, that the indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without the Company’s written consent, nor shall the Company be liable in any such case for any such Loss to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by any 10 Percent Holder and stated to be expressly for use in connection with a Registration Statement or an applicable Prospectus.

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5.2               To the extent permitted by Law, each 10 Percent Holder shall, severally and not jointly, indemnify and hold harmless the Company and each of its directors and its officers against any Losses to which the Company or any such director, officer, controlling Person, Underwriter or other Third Party who may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such Losses (or actions in respect thereto) arise out of or are based upon any of the following statements: (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any other document incorporated reference therein, including any preliminary Prospectus or final Prospectus contained therein or any amendments or supplements thereto; or (b) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading (collectively, a “Holder Violation”), in each case to the extent, and only to the extent, that such Holder Violation occurs in reliance upon and in conformity with written information furnished by a 10 Percent Holder to the Company; and such 10 Percent Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling Person, Underwriter or other Third Party in connection with investigating or defending any such Loss or action if it is judicially determined that there was such a Holder Violation; provided, however, that the indemnity agreement contained in this Section 5.2 shall not apply to amounts paid in settlement of any such Loss or action if such settlement is effected without such 10 Percent Holder’s written consent; provided, further that the obligations of such 10 Percent Holder hereunder shall be limited to an amount equal to the net proceeds it receives in such Registration.

5.3               Promptly after receipt by an indemnified party under this Section 5 of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section 5, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel (one counsel only), with the reasonable fees and expenses thereof to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such Proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall relieve such indemnifying party of any liability to the indemnified party under this Section 5 to the extent, and only to the extent, prejudicial to its ability to defend such action, but the omission so to deliver written notice to the indemnifying party shall not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 5.

5.4               If the indemnification provided for in this Section 5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any Losses referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party hereunder, will to the extent permitted by applicable Law contribute to the amount paid or payable by such indemnified party as a result of such Loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the Violation(s) or Holder Violation(s), as applicable, that resulted in such Loss, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a Court by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that the obligations of each 10 Percent Holder hereunder shall be limited to an amount equal to the net proceeds such 10 Percent Holder receives in such Registration; and provided, further, that no Person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act, shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

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5.5               The obligations of the Company and each 10 Percent Holder under this Section 5 shall survive termination of this Agreement and the expiration or withdrawal of any Registration Statement. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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Exhibit B

Form of Investor Questionnaire

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Exhibit C

Form of Waiver

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